Exhibit 99.1

Exhibit 99.1 - News Release – First fiscal quarter ended December 26, 2021.

4600 E. 53rd St.

Davenport, IA 52807

www.lee.net

NEWS RELEASE

Lee Enterprises reports strong digital growth in the first quarter

Digital-only subscribers grew 57%; exceeds halfway mark to 2026 target of 900K

Digital Advertising Revenue totaled $43M in the quarter (+19% YOY)

Total Digital Revenue(1) totaled $55M in the quarter (+17% YOY)

Subscription-based revenue totaled $107M in the quarter; represents 53% of revenue

DAVENPORT, Iowa (February 3, 2022) — Lee Enterprises, Incorporated (NASDAQ: LEE), a leading provider of high quality, trusted, local news, information and a major platform for advertising in 77 markets, today reported first quarter fiscal 2022 financial results(2) for the period ended December 26, 2021. On a GAAP basis, first quarter net income was $13.2 million on total operating revenue of $202.3 million.

“We delivered another strong quarter of progress on our Three Pillar Digital Growth Strategy, reinforcing our position as the fastest growing digital subscription platform in local media,” said Kevin Mowbray, President and Chief Executive Officer. “For the first quarter, we posted 69% growth in revenue from our Amplified Digital Agency, 26% growth in digital-only subscription revenue and continued growth at TownNews, our SaaS content platform. Total Digital Revenue increased 17% to $55 million in the quarter. Excluding political advertising, which generated uniquely high revenue during the prior year quarter, Total Digital Revenue increased 25% in the quarter.

"We continue to strengthen our revenue profile through our success in growing subscriptions, which generate steady, recurring revenues.  Subscription-based revenue totaled 53% of our total operating revenue in the quarter. Total print and digital subscribers increased 7% in the first quarter compared to the same quarter last year due to rapid digital-only growth. Lee now has 450,000 digital-only subscribers, up 57% in the quarter, which represents more than half of our 900,000 digital-only subscribers target that builds our pathway to a vibrant digital-centric business,” Mowbray added.

“Digital advertising and marketing services revenue increased 19% in the quarter as a result of 69% growth at Amplified, our full-service digital marketing services agency, combined with year-over-year growth in digital advertising on our owned and operated digital products. Excluding political advertising, digital advertising and marketing services revenue increased 30%. Amplified continues to expand its suite of products with transformational new opportunities in e-commerce, first party data and custom content, and we continue to see exciting growth in video revenue – which was up 98% in the quarter creating new revenue streams that are sticky and recurring,” Mowbray added.

“Progress on our Three Pillar Digital Growth Strategy has allowed us to continue to strengthen our balance sheet,” said Tim Millage, Vice President, Chief Financial Officer and Treasurer. “The principal amount of debt at the end of the first quarter was $463 million, down $20 million sequentially, and down $113 million, or 20%, since the refinancing in March 2020," Millage added.

FIRST QUARTER HIGHLIGHTS

•	Total operating revenue of $202.3 million.
•	Total Digital Revenue was $55 million, a 17% increase compared to the same period last year.
•

Digital-only subscription revenue increased 26% in the first quarter compared to the same quarter last year and totaled $30 million over the last twelve months. Digital-only subscribers increased 57% and now total 450,000.

•

Digital advertising and marketing services revenue increased 19% in the quarter and totaled $43 million. Excluding one-time digital political revenue in the prior year quarter, digital advertising and marketing services revenue increased 30%. Digital marketing services revenue at Amplified fueled the growth, with revenue up 69% in the quarter totaling $15 million in the quarter and $47 million over the last twelve months.

•	Digital services revenue, which is predominantly TownNews, totaled $5 million in the quarter. On a standalone basis, revenue at TownNews increased 6% in the first quarter totaling $7.1 million.
•

Total Print Revenue, which includes print advertising, print subscription revenue and other print related revenue, totaled $147 million in the first quarter, an 11% decline compared to the same quarter a year ago due to continued secular declines of print revenue, particularly print advertising revenue.

•

Audiences remain strong in both print and digital due to our focus on relevant news in our local markets. Monthly average page views totaled 376 million and monthly average unique visitors totaled 47 million.

•

Operating expenses totaled $178.9 million and Cash Costs(3) were up 2.5%. Increases in Cash Costs were attributed to increased investments in digital talent and technology tied to our digital growth strategy, increased cost of goods sold attributed to revenue growth at Amplified, and cycling one-time cost benefits received in the prior year. Partially offsetting the increases were declines in Cash Costs that support our print revenue streams.

•	Net income totaled $13.2 million and Adjusted EBITDA(3) totaled $26.1 million.

FY2022 OUTLOOK

Lee expects to deliver digital growth in fiscal 2022 through the execution of its strategy. The Company provided the following outlook for fiscal 2022 to enable investors to track Lee's continued digital transformation:

Total Digital-Only Subscribers	495K at year end

Digital-Only Subscription Revenue	$33M

Digital Advertising and Marketing Services Revenue	$175M

Total Digital Revenue	$230M

Total Cash Costs	$705 - 715M

Adjusted EBITDA	$95 - 98M

DEBT AND FREE CASH FLOW

On March 16, 2020, the Company closed on the comprehensive refinancing of all of its outstanding debt(4). The $576 million in financing has a 25-year maturity, a fixed annual interest rate of 9.0%, mandatory payments based on the Company’s Excess Cash Flow(4), and no financial performance covenants.

As of and for the 13 weeks ended December 26, 2021:

•	The principal amount of debt totaled $462.6 million, a $20.2 million reduction in the quarter.
•	Cash on the balance sheet totaled $18.6 million. Debt, net of cash on the balance sheet, totaled $444.0 million.
•	Capital expenditures totaled $1.8 million in the 13 weeks ended December 26, 2021. For 2022, we expect capital expenditures to total less than $12 million.
•	For 2022, we expect cash paid for income taxes to total between $11 million and $14 million.
•	We made no pension contributions in the first quarter. We do not expect any pension contributions in fiscal year 2022.

CONFERENCE CALL INFORMATION

As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay two hours later. Several analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. The call also may be monitored on a listen-only conference line by dialing (toll free) 800-289-0462 and entering a conference passcode of 2633981 at least five minutes before the scheduled start. Participants on the listen-only line will not have the opportunity to ask questions.

ABOUT LEE

Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee's newspapers have average daily circulation of 1.0 million, and our legacy websites, including acquisitions, reach more than 47 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Revenues may continue to diminish or declines in revenue could accelerate as a result of the COVID-19 pandemic;
•	Revenues may continue to be diminished longer than anticipated as a result of the COVID-19 pandemic;
•	The COVID-19 pandemic may result in material long-term changes to the publishing industry which may result in permanent revenue reductions for the Company and other risks and uncertainties;
•	We may experience increased costs, inefficiencies and other disruptions as a result of the COVID-19 pandemic;
•	We may be required to indemnify the previous owners of the BH Media or the Buffalo for unknown legal and other matters that may arise;
•	Our ability to manage declining print revenue and circulation subscribers;
•	The warrants issued in our 2014 refinancing will not be exercised;
•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•	Changes in advertising and subscription demand;
•	Changes in technology that impact our ability to deliver digital advertising;
•	Potential changes in newsprint, other commodities and energy costs;
•	Interest rates;
•	Labor costs;
•	Significant cyber security breaches or failure of our information technology systems;
•	Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•	Our ability to maintain employee and customer relationships;
•	Our ability to manage increased capital costs;
•	Our ability to maintain our listing status on NASDAQ;
•	Competition; and
•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words "aim", “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that the COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:

IR@lee.net

(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	December 26,	December 27,	Percent
(Thousands of Dollars, Except Per Share Data)	2021	2020	Change

Operating revenue:
Print	55,970	66,614	(16.0)
Digital	42,784	36,015	18.8
Advertising and marketing services revenue	98,754	102,629	(3.8)
Print	79,628	85,033	(6.4)
Digital	7,891	6,276	25.7
Subscription revenue	87,519	91,309	(4.2)
Print	11,385	13,064	(12.9)
Digital	4,624	4,815	(4.0)
Other revenue	16,009	17,879	(10.5)
Total operating revenue	202,282	211,817	(4.5)
Operating expenses:
Compensation	84,694	84,163	0.6
Newsprint and ink	7,644	7,992	(4.4)
Other operating expenses	85,982	81,767	5.2
Depreciation and amortization	9,676	10,441	(7.3)
Assets (gain) loss on sales, impairments and other, net	(12,274)	5,222	NM
Restructuring costs and other	3,200	3,167	1.0
Operating expenses	178,922	192,752	(7.2)
Equity in earnings of associated companies	1,754	1,743	0.6
Operating income	25,114	20,808	20.7
Non-operating (expense) income:
Interest expense	(10,663)	(11,882)	(10.3)
Curtailment gain	1,027	23,830	(95.7)
Pension withdrawal cost	—	(12,310)	NM
Other, net	3,072	2,268	NM
Non-operating expenses, net	(6,564)	1,906	NM
Income before income taxes	18,550	22,714	(18.3)
Income tax expense	5,351	6,311	(15.2)
Net income	13,199	16,403	(19.5)
Net income (loss) attributable to non-controlling interests	(541)	(501)	8.0
Income attributable to Lee Enterprises, Incorporated	12,658	15,902	(20.4)

Earnings per common share:
Basic	2.21	2.79	(20.9)
Diluted	2.17	2.77	(21.9)

DIGITAL / PRINT REVENUE COMPOSITION

(UNAUDITED)

	December 26,	December 27	Percent
(Thousands of Dollars, Except Per Share Data)	2021	2020	Change

Digital Advertising and Marketing Services Revenue	42,784	36,015	18.8
Digital Only Subscription Revenue	7,891	6,276	25.7
Digital Services Revenue	4,624	4,815	(4.0)
Total Digital revenue	55,299	47,106	17.4
Print Advertising Revenue	55,970	66,614	(16.0)
Print Subscription Revenue	79,628	85,033	(6.4)
Other Print Revenue	11,385	13,064	(12.9)
Total Print revenue	146,983	164,711	(10.8)
Total Operating Revenue	202,282	211,817	(4.5)

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

(Thousands of Dollars)	December 26,	December 27,
	2021	2020

Net income	13,199	16,403
Adjusted to exclude
Income tax expense	5,351	6,311
Non-operating expenses, net	6,564	(1,906)
Equity in earnings of TNI and MNI	(1,754)	(1,743)
(Gain) loss on sale of assets and other, net	(12,274)	5,222
Depreciation and amortization	9,676	10,441
Restructuring costs and other	3,200	3,167
Stock compensation	186	220
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,939	1,890
Adjusted EBITDA	26,087	40,005

The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable GAAP measure:

	December 26,	December 27,
(Thousands of Dollars)	2021	2020

Operating expenses	178,922	192,752
Adjusted to exclude
Depreciation and amortization	9,676	10,441
Assets (gain) loss on sales, impairments and other, net	(12,274)	5,222
Restructuring costs and other	3,200	3,167
Cash Costs	178,320	173,922

NOTES

(1)	Total Digital Revenue in the prior year was reclassified to conform to the current year presentation. Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified), digital-only subscription revenue and digital services revenue. Previously other digital subscription revenue was included. All periods have been restated for the reclassification.

(2)	This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.

(3)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:

•

Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.

• Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.

(4)	The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.

(5)	TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.